UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2001

LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7107	93-0609074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. W. Fifth Avenue, Portland, Oregon	97204-3699
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (503) 221-0800

N/A

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

Recent Operating Results

          On July 19, 2001, Louisiana Pacific Corporation (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended June 30, 2001. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by this reference.

Other Matters

          The Company has been named as defendant in a putative class action filed in the Superior Court of Washington, County of Snohomish on June 13, 2001 captioned Nick P. Marassi, M.D. and Debra Marassi v. Louisiana-Pacific Corporation. The action was filed on behalf of a purported class of persons nationwide owning structures on which the Company’s Nature Guard cement shakes were installed as roofing. The plaintiff generally alleges negligence, unfair business practices, false advertising, breach of warranties, fraud and other theories related to alleged defects associated with the cement shakes, as well as consequential damages to the structures on which the cement shakes were installed. The plaintiff seeks general, compensatory, special and punitive damages as well as disgorgement of profits and the establishment of a fund to provide restitution to the purported class members. The Company no longer manufacturers or sells cement shakes, but established and maintains a claims program for the Nature Guard shakes previously sold by it. The Company believes that it has substantial defenses and intends to defend this action vigorously.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          The following exhibit is filed herewith:

          99.1         Press Release.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION
(Registrant)

Date: July 20, 2001	/s/ Anton C. Kirchhof Anton C. Kirchhof, Senior Attorney and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release.